UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 5, 2012

ROCKWELL MEDICAL TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

Michigan	000-23661	38-3317208
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

30142 Wixom Road, Wixom, Michigan 48393

(Address of principal executive offices)        (Zip Code)

Registrant’s telephone number, including area code (248) 960-9009

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 5, 2012, the Compensation Committee of the Board of Directors of Rockwell Medical Technologies, Inc. (the “Company”) approved salary increases for 2012 and discretionary cash bonuses for 2011 performance for certain of the Company’s executive officers, as follows:

Executive	Position	Bonus	New Annual Salary	Prior Annual Salary
Robert Chioini	Chief Executive Officer	$126,250	$545,000	$505,000
Dr. Ajay Gupta	Chief Scientific Officer	$88,750	$383,000	$355,000
Thomas Klema	Chief Financial Officer	$75,250	$325,000	$301,000

On March 7, 2012, the Company amended the terms of restricted stock awards issued in August 2010 to Robert L. Chioini (“Chioini”), Thomas E. Klema (“Klema”), and Dr. Ajay Gupta (“Gupta”), the Company’s Chief Executive Officer, Chief Financial Officer, and Chief Scientific Officer, respectively. One-half of each of the awards was scheduled to vest on March 10, 2012. The amendments postpone the vesting of these awards (50,000 shares under Chioini’s restricted stock award, 30,000 shares under Klema’s restricted stock award, and 37,500 shares under Gupta’s award) from March 10, 2012 to August 6, 2012. The remainder of the awards will vest on August 13, 2013, as provided in the original awards. The amendments were approved by the Compensation Committee of the Company’s Board of Directors in accordance with the terms of the Company’s Amended and Restated 2007 Long Term Incentive Plan and by the award holders in accordance with the relevant grant agreements.

Item 9.01	Financial Statements and Exhibits.

The following exhibit is filed herewith:

Exhibit number	Exhibit Description
10.43	Form of Amendment to 2010 Restricted Stock Award Agreement as of March 7, 2012 with Robert L. Chioini, Thomas E. Klema, and Dr. Ajay Gupta

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ROCKWELL MEDICAL TECHNOLOGIES, INC.

Date: March 7, 2012	By:	/s/ Thomas E. Klema
Thomas E. Klema
Its: Chief Financial Officer

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